 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 26, 2006

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;
           Compensatory Arrangements of Certain Officers.

On October 26, 2006, the Board of Directors of Lexmark International, Inc. (the “Company”) elected Jean-Paul L. Montupet to the Board of Directors as a Class I Director with a term expiring at the 2007 Annual Meeting of Stockholders. Mr. Montupet was also appointed to the Compensation and Pension Committee of the Board of Directors.

Mr. Montupet, age 58, is Executive Vice President of Emerson Electric Co. (“Emerson”), a manufacturer of electrical and electronic equipment and systems and other products for consumer, commercial and industrial markets. He is responsible for the company’s industrial automation business and also serves as President of Emerson Europe. Montupet joined Emerson and was named Executive Vice President with its acquisition of Moteurs Leroy Somer SA, where he had been Chairman and Director of North American Operations. Mr. Montupet also serves as a director of PartnerRe Ltd.

A copy of the press release issued by the Company on October 26, 2006 announcing the election of Mr. Montupet to the Board of Directors is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.  Description of Exhibit

99.1     Press Release issued by Lexmark International, Inc., dated October 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXMARK INTERNATIONAL, INC.
(Registrant)

	By:	/s/ John W. Gamble, Jr.
John W. Gamble, Jr.
Executive Vice President and Chief Financial Officer

Date: October 26, 2006

EXHIBIT INDEX

Exhibit No. Description of Exhibit

99.1    Press Release issued by Lexmark International, Inc., dated October 26, 2006.